Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5464

Public Relations Contact

Dave Peterson, 650.603.5231

Mercury Interactive Corporation Reports First Quarter Results

•	Revenue of $198.8 million for the quarter; Growth of 27% versus Q1 2004
•	Net Increase in Deferred Revenue of $2.6M
•	Earnings Per Share: $0.32 GAAP; $0.34 Non-GAAP
•	Cash Flows from Operations: $72.1 million

MOUNTAIN VIEW, CALIF., — APRIL 20, 2005 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today announced financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 was $198.8 million, an increase of 27 percent compared to $156.8 million reported in the first quarter of 2004.

Deferred revenue for the first quarter of 2005 increased by $2.6 million from the fourth quarter of 2004 to $417.0 million. Cash generated from operations for the first quarter of 2005 was $72.1 million compared to $62.0 million in the first quarter of 2004.

“Q1 was a strong start for the year,” said Amnon Landan, CEO at Mercury. “Customers continue to invest in our solutions and leverage our broad and flexible portfolio of BTO offerings.”

GAAP Results

Net income for the first quarter of 2005 was $31.4 million, or $0.32 per diluted share, compared to $18.9 million, or $0.18 per diluted share, for the same period a year ago.

Diluted earnings per share was calculated taking into consideration the recent issuance of EITF 04-08, “Effect of Contingently Convertible Debt on Diluted Earnings per Share.” Net income was adjusted for debt related costs on an ‘as if’ converted basis by $0.4 million for the quarter. Fully diluted shares were 99.4 million shares for the quarter ended March 31, 2005. Previously reported net income and diluted earnings per

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share for the first quarter ended March 31, 2004 have also been restated based on the effect of EITF 04-08.

Non-GAAP Results

Non-GAAP net income for the first quarter of 2005 was $33.8 million, or $0.34 per diluted share, compared to $23.8 million, or $0.22 per diluted share, for the same period a year ago. Non-GAAP results for the first quarter of 2005, as presented in the attached reconciliation table, exclude the following items: stock-based compensation and amortization of intangibles related primarily to previous acquisitions of $4.0 million; a gain on a sale of a vacant facility of $0.3 million; a gain on investment of $1.0 million; a net loss on investments in non-consolidated companies and warrant of $0.3 million; and related tax effect of the items above.

Based on the effect of EITF 04-08, non-GAAP net income and fully diluted shares were also adjusted in the calculation of diluted earnings per share by the same amounts GAAP diluted earnings per share were adjusted. In addition, previously reported non-GAAP net income and diluted earnings per share for the first quarter ended March 31, 2004 have been restated.

Financial Outlook

The following financial outlook is provided based on information as of April 20, 2005 and management assumes no duty to update this guidance.

Management provides the following guidance for the second quarter of 2005:

•	Revenue for the second quarter is expected to be in the range of $205 million to $215 million;

•	Net increase in deferred revenue for the second quarter is expected to be in the range of $20 million to $30 million;

•	GAAP diluted earnings per share for the second quarter is expected to be in the range of $0.30 to $0.34;

•	Non-GAAP diluted earnings per share for the second quarter is expected to be in the range of $0.33 to $0.37; and

Mercury Interactive Corporation Reports First Quarter 2005 Results	Page 3

•	Fully diluted shares outstanding for the second quarter is expected to be in the range of 99 million to 101 million, which takes into consideration the issuance of EITF 04-08, “Effect of Contingently Convertible Debt on Diluted Earnings per Share.”

Non-GAAP guidance for the second quarter of 2005 is adjusted from GAAP guidance by excluding stock-based compensation and amortization of intangible assets related primarily to previous acquisitions of $3.9 million.

Management reiterates the full year 2005 guidance as provided on February 2, 2005, except that it increases the following full year 2005 guidance:

•	GAAP diluted earnings per share for the full year is expected to be in the range of $1.41 to $1.48

•	Non-GAAP diluted earnings per share for the full year is expected to be in the range of $1.50 to $1.57

Non-GAAP guidance for 2005 is adjusted from GAAP guidance to exclude the following items: stock-based compensation and amortization of intangible assets related primarily to previous acquisitions of $15.8 million, a gain on investments of $1.0 million, a net loss on investment in non-consolidated companies and warrant of $0.3 million and a gain on a sale of vacant facilities of $0.3 million; and related tax effect of the items above.

Quarterly Conference Call

Mercury will host a conference call to discuss first quarter results at 2:00 p.m. Pacific Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercury.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on April 26, 2005. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 7884690.

Mercury Interactive Corporation Reports First Quarter 2005 Results	Page 4

About Mercury

Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people and processes of IT; deliver and manage applications; and integrate IT strategy and execution. Customers worldwide rely on Mercury offerings to improve quality and performance of applications and manage IT costs, risks and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

Forward Looking Statements

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact its operating results for that quarter; 3) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) the impact of any acquisitions or business combinations and uncertainties related to the integration of products and services, employees and operations as a result of acquisitions; 5) the ability to attract and retain key personnel; 6) intense competition for Mercury’s products and services; 7)

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the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123R (SFAS 123R) which Mercury will be required to adopt for fiscal years beginning after December 31, 2005; and 8) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of April 20, 2005, and Mercury undertakes no duty to update this information.

Non-GAAP Financial Information

The Company’s management uses the non-GAAP results in its own evaluation of performance and an additional base line for assessing the future earnings potential of the Company. The Company’s management also uses the non-GAAP results for budget planning purposes on a quarterly basis and for determining executive compensation.

Non-GAAP results are not to be considered in isolation and are not in accordance with, or a substitute for, GAAP results and may be different from similar measures used by other companies, even if similar terms are used to identify such measures. Although the Company’s management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material impact on the Company’s net income and net income per share calculated in accordance with GAAP. Therefore, the Company’s management typically uses its non-GAAP results in conjunction with GAAP results, to address these limitations. Investors should also consider these limitations when evaluating the results of the Company.

While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental measure since, with the reconciliation from non-GAAP to GAAP financial information, it may provide additional insight into its financial results. For example, the non-GAAP results provide an indication of the Company’s baseline performance before the effects of business combination adjustments and other charges

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that are considered by management to be outside of the Company’s core operational results. The Company believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the performance of the Company’s business, particularly on a comparative basis from period to period. The non-GAAP financial measures are presented by the Company in order to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

# # #

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliation from GAAP to Non-GAAP.

Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

Mercury Interactive Corporation

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com

Mercury Interactive Corporation Reports First Quarter 2005 Results	Page 7

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2005	2004
Revenues:
License fees	$70,711	$57,573
Subscription fees	45,952	35,907

Total product revenues	116,663	93,480
Maintenance fees	56,574	46,889
Professional service fees	25,525	16,437

Total revenues	198,762	156,806

Costs and expenses:
Cost of license and subscription	10,869	9,819
Cost of maintenance	4,242	3,592
Cost of professional services	21,072	13,543
Cost of revenue—amortization of intangible assets	2,506	2,605
Marketing and selling	86,919	73,963
Research and development	18,830	17,286
General and administrative	17,338	12,245
Stock-based compensation	117	209
Integration and other related charges	—	979
Amortization of intangible assets	1,353	1,335

Total costs and expenses	163,246	135,576

Income from operations	35,516	21,230
Other income, net	3,246	3,244

Income before provision for income taxes	38,762	24,474
Provision for income taxes	7,323	5,566

Net income	$31,439	$18,908

Net income per share (basic)	$0.37	$0.21

Adjusted net income per share (diluted)	$0.32	$0.18

Weighted average common shares (basic)	85,722	91,450

Weighted average common shares and equivalents (diluted)	99,428	107,454

Reconciliation of Net Income to Adjusted Net Income for Diluted Net Income per Share Calculation:
Net income	$31,439	$18,908
Debt expense, net of tax	357	358

Adjusted net income for diluted net income per share calculation	$31,796	$19,266

Certain reclassifications have been made to the prior balances to conform to the current presentation.

Mercury Interactive Corporation Reports First Quarter 2005 Results	Page 8

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$599,890	$182,868
Short-term investments	151,074	447,453
Trade accounts receivable, net	181,920	224,011
Deferred tax assets, net	10,131	10,140
Prepaid expenses and other assets	66,137	76,382

Total current assets	1,009,152	940,854

Long-term investments	499,503	508,120
Property and equipment, net	81,112	78,415
Investments in non-consolidated companies	13,507	13,031
Debt issuance costs, net	10,331	11,258
Goodwill	395,439	395,439
Intangible assets, net	34,593	38,452
Restricted cash	6,000	6,000
Interest rate swap	24	4,832
Other assets	24,998	23,549

Total assets	$2,074,659	$2,019,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,134	$20,008
Accrued liabilities	107,361	128,997
Income taxes, net	72,274	65,578
Short-term deferred revenue	319,169	312,115

Total current liabilities	515,938	526,698
Convertible notes	799,654	804,483
Long-term deferred revenue	97,797	102,205
Long-term deferred tax liabilities, net	1,899	3,192
Other long-term payables, net	2,458	2,386

Total liabilities	1,417,746	1,438,964

Stockholders’ equity:
Common stock	173	170
Additional paid-in capital	641,469	599,976
Treasury stock	(348,249)	(348,249)
Notes receivable from issuance of common stock	(2,851)	(4,173)
Unearned stock-based compensation	(495)	(608)
Accumulated other comprehensive loss	(11,625)	(13,182)
Retained earnings	378,491	347,052

Total stockholders’ equity	656,913	580,986

Total liabilities and stockholders’ equity	$2,074,659	$2,019,950

Certain reclassifications have been made to the December 31, 2004 balances to conform to the March 31, 2005 presentation.

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MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$31,439	$18,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,824	4,915
Sales reserves	604	237
Unrealized gain on interest rate swap	(21)	(44)
Amortization of intangible assets	3,859	3,940
Stock-based compensation	117	209
Loss on investments in non-consolidated companies	137	455
Loss (gain) on disposals of assets	(301)	275
Gain on investment	(994)	—
Unrealized loss (gain) on warrant	137	(332)
Deferred income taxes	(1,283)	(1,285)
Changes in assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	40,439	17,653
Prepaid expenses and other assets	5,119	(1,507)
Accounts payable	(2,787)	971
Accrued liabilities	(21,498)	(9,522)
Income taxes	6,696	6,027
Deferred revenue	4,538	19,995
Other long-term payables	73	1,056

Net cash provided by operating activities	72,098	61,951

Cash flows from investing activities:
Maturities of investments	307,009	45,126
Purchases of held-to-maturity investments	(297,447)	(68,791)
Proceeds from sale of available-for-sale investments	358,476	256,700
Purchases of available-for-sale investments	(62,375)	(335,029)
Proceeds from return on investment in non-consolidated company	350	1,525
Purchases of investments in non-consolidated company	(750)	(750)
Cash paid in conjunction with the acquisition of Kintana	—	(70)
Net proceeds from sale of assets and vacant facilities	4,858	2,537
Acquisition of property and equipment, net	(7,687)	(10,532)

Net cash provided by (used in) investing activities	302,434	(109,284)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase plans	41,376	42,543
Collection of notes receivable from issuance of common stock	650	149

Net cash provided by financing activities	42,026	42,692

Effect of exchange rate changes on cash	464	(211)

Net increase (decrease) in cash and cash equivalents	417,022	(4,852)
Cash and cash equivalents at beginning of period	182,868	127,971

Cash and cash equivalents at end of period	$599,890	$123,119

Certain reclassifications have been made to the prior balances to conform to the current presentation.

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MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATION FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2005		2004
GAAP Net Income to Non-GAAP Net Income:
GAAP net income	$31,439		$18,908
Bonus program (Performant)	—		979
Gain on sale of vacant facility	(328)		—
Gain on investment	(994)		—
Net loss on investments in non-consolidated companies and warrant	274		123
Stock-based compensation and amortization of intangible assets (Freshwater)	10		544
Stock-based compensation and amortization of intangible assets (Performant)	173		303
Stock-based compensation and amortization of intangible assets (Kintana)	3,142		3,172
Stock-based compensation and amortization of intangible assets (other)	159		130
Amortization of intangible assets (Appilog)	492		—
Benefit for income taxes	(534)		(379)

Non-GAAP net income	$33,833		$23,780

Non-GAAP Net Income to Adjusted Non-GAAP Net Income for Diluted EPS Calculation:
Non-GAAP net income	$33,833		$23,780
Debt expense, net of tax	357		358

Adjusted Non-GAAP net income for diluted EPS calculation	$34,190		$24,138

GAAP Diluted EPS to Non-GAAP Diluted EPS:
GAAP net income per share-diluted	$0.32		$0.18
Bonus program (Performant)	—		0.01
Gain on sale of vacant facility	(0.00	)(1)	—
Gain on investment	(0.01)		—
Net loss on investments in non-consolidated companies and warrant	0.00	(1)	0.00	(1)
Stock-based compensation and amortization of intangible assets (Freshwater)	0.00	(1)	0.01
Stock-based compensation and amortization of intangible assets (Performant)	0.00	(1)	0.00	(1)
Stock-based compensation and amortization of intangible assets (Kintana)	0.03		0.03
Stock-based compensation and amortization of intangible assets (other)	0.00	(1)	0.00	(1)
Amortization of intangible assets (Appilog)	0.00	(1)	—
Benefit for income taxes	(0.01)		(0.00	)(1)

Non-GAAP net income per share-diluted	$0.34	(2)	$0.22	(2)

(1) Amount is less than $0.005
(2) Amount does not foot due to rounding

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin	17.9%		13.5%
Bonus program (Performant)	—		0.6%
Stock-based compensation and amortization of intangible assets (Freshwater)	0.0	%(1)	0.3%
Stock-based compensation and amortization of intangible assets (Performant)	0.1%		0.2%
Stock-based compensation and amortization of intangible assets (Kintana)	1.6%		2.0%
Stock-based compensation and amortization of intangible assets (other)	0.1%		0.1%
Amortization of intangible assets (Appilog)	0.2%		—

Non-GAAP operating margin	19.9%		16.8	%(2)

(1) Amount is less than 0.05%
(2) Amount does not foot due to rounding